Exhibit 4(d)(4)
                                                                 ---------------


                           TRUSTCORP MORTGAGE COMPANY
                        EMPLOYEE RETIREMENT SAVINGS PLAN

                                 THIRD AMENDMENT

                                  INTRODUCTION


TRUSTCORP MORTGAGE COMPANY, ("Employer") sponsors the TRUSTCORP MORTGAGE COMPANY RETIREMENT SAVINGS PLAN ("Plan") and according to the power reserved to it in
Section 8.1  "Amendment"  amends the Plan for the purpose of adding a subsection
(5) to the current Section 4.4(b) of the Plan as the terms apply to Employees who transfer employment from one entity of a controlled group to another, and their eligibility for contributions and forfeitures.

                                    AMENDMENT

NOW THEREFORE, in consideration of the above premises, the Employer amends the Plan effective January 1, 2000 as follows:


1.       EMPLOYEE TRANSFER

A Participant who transfers employment to an entity which is in a controlled group with the Employer, but not itself a signatory Employer hereunder, shall remain an inactive Participant in this Plan to the extent provided in this
Section 4.4(b)(5). Such an inactive Participant will no longer be permitted to contribute to this Plan after such transfer. However, such inactive Participant shall share in Employer contributions and forfeitures to the extent provided in Sections 4.1 and 4.4 and to the extent (and only to the extent) set forth in this Section 4.4(b)(5). Any such contribution will be based only on Compensation earned while an Employee of the Employer.


2.       CONTRIBUTION AND FORFEITURES

As of the date of this amendment, the Employer is in a controlled group with 1st Source Corporation. In order to be eligible for such contribution and forfeitures, the Employee must be employed by 1st Source Bank (or any other entity in the controlled group with 1st Source Corporation) as of the end of such Plan Year of transfer. In addition, the Employee will be eligible for such contribution and forfeitures if the Employee terminates employment from 1st Source Bank (or any other entity in the controlled group with 1st Source Corporation) during such Plan Year of transfer due to death, disability or after Early, Normal or Late Retirement Age.

                                    EXECUTION

An authorized officer of the Employer has executed this Third Amendment as of the Effective Date on the date noted below. In all other respects, the Plan shall remain unchanged and in full force and effect.

TRUSTCORP MORTGAGE COMPANY

By: /s/ James W. Kunzler
   ---------------------------------
   President


Dated:  12-21-2000


ATTEST

As reflected in the minutes of a meeting held on 12-21-2000, the Employer's Board of Directors have authorized the foregoing amendment.

By: /s/ Diana L. Ringer
   ---------------------------------
   Secretary

                       CERTIFICATE OF CORPORATE RESOLUTION


          The undersigned Secretary of Trustcorp Mortgage Company ("Corporation") hereby certifies that the following resolutions were duly adopted by the Board of Directors ("Board") of the Corporation on December 21, 2000, and that such resolutions have not been modified or rescinded as of the date hereof:


          RESOLVED, that the Corporation desires to amend the Trustcorp Mortgage Company Employee Retirement Savings Plan ("Plan") to adopt the changes set forth in the Third Amendment to the Plan. Said Amendment having been reviewed by the Board.

          RESOLVED, a Participant who transfers employment to an entity which is in a controlled group with the Employer, but not itself a signatory Employer hereunder, shall remain an inactive Participant in this Plan to the extent provided in Section 4.4(b)(5). Such an inactive Participant will no longer be permitted to contribute to this Plan after such transfer. However, such inactive Participant shall share in Employer contributions and forfeitures to the extent provided in Sections 4.1 and 4.4 and to the extent (and only to the extent) set forth in this Section 4.4(b)(5). Any such contribution will be based only on Compensation earned while an Employee of the Employer.

          RESOLVED, as of the date of this amendment, the Employer is in a controlled group with 1st Source Corporation. In order to be eligible for such contribution and forfeitures, the Employee must be employed by 1st Source Bank (or any other entity in the controlled group with 1st Source Corporation) as of the end of such Plan Year of transfer. In addition, the Employee will be eligible for such contribution and forfeitures if the Employee terminates employment from 1st Source Bank (or any other entity in the controlled group with 1st Source Corporation) during such Plan year of transfer due to death, disability or after Early, Normal or Late Retirement Age.

          RESOLVED, that the form of the Third Amendment to the Plan presented to this meeting is approved.

                                                  /s/ Diana L. Ringer
                                                  ----------------------------
                                                  Diana L. Ringer, Secretary

                                                  Date:  12-21-00